UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2019

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	EXPR	The New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.
On May 24, 2019, Express Holding, LLC (“Express Holding”), Express, LLC (“Borrower”), Express GC, LLC (“Express GC”), Express Finance Corp. (“Express Finance”), Express Fashion Logistics, LLC (“Express Fashion”) and Express Fashion Operations, LLC (together with Express Holding, Borrower, Express GC, Express Finance and Express Fashion, the “Loan Parties”), each an indirect, wholly-owned subsidiary of Express, Inc. (the “Company”), entered into the First Amendment to Second Amended and Restated $250,000,000 Asset-Based Loan Credit Agreement and First Amendment to Amended and Restated Security Agreement, among the Loan Parties, the lenders party thereto, and Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, as Collateral Agent, as Issuing Bank and as Swing Line Lender (the “Opco revolving credit facility amendment”). The Opco revolving credit facility amendment amends the Loan Parties’ existing asset-based revolving credit facility (the “Opco revolving credit facility” and, as amended by the Opco revolving credit facility amendment, the “Amended Opco revolving credit facility”), which was scheduled to expire on May 20, 2020.
Under the Amended Opco revolving credit facility, revolving loans may be borrowed, repaid and reborrowed until May 24, 2024, at which time all amounts borrowed must be repaid. Borrowings under the Amended Opco revolving credit facility bear interest at a rate equal to either the rate published by ICE Benchmark Administration Limited (with a floor of 0%) (the “Eurodollar Rate”) plus an applicable margin rate or the highest of (1) Wells Fargo’s prime lending rate (with a floor of 0%), (2) 0.50% per annum above the federal funds rate (with a floor of 0%) and (3) 1% above the Eurodollar Rate, in each case plus an applicable margin rate. The Amended Opco revolving credit facility provides that the applicable margin for Eurodollar Rate-based advances is equal to 1.25%, if excess availability is greater than or equal to 50% of the borrowing base, or 2.50%, if excess availability is less than 50% of the borrowing base, and the applicable margin for base rate-based advances is equal to 0.25%, if excess availability is greater than or equal to 50% of the borrowing base, or 0.50%, if excess availability is less than 50% of the borrowing base. The Amended Opco revolving credit facility provides that the borrowing base components are 90% of eligible credit card receivables plus 90% of the liquidation value of eligible inventory plus 100% of borrowing base-eligible cash collateral (not to exceed 30% of the borrowing base) less certain reserves.
The unused line fee payable under the Amended Opco revolving credit facility is incurred at 0.20% per annum of the average daily unused revolving commitment during each quarter, payable quarterly in arrears on the first day of each May, August, November and February. Under the Amended Opco revolving credit facility, in the event that (1) an event of default has occurred and is continuing or (2) excess availability plus eligible cash collateral is less than 10% of the borrowing base for five consecutive days, such unused line fees are payable on the first day of each month. Borrower is also obligated to pay other customary closing fees, arrangement fees, administration fees and letter of credit fees for a credit facility of this size and type.
Interest payments under the Amended Opco revolving credit facility are due quarterly on the first day of each May, August, November and February for base rate-based advances, provided, however, in the event that (1) an event of default has occurred and is continuing or (2) excess availability plus eligible cash collateral is less than 10% of the borrowing base for five consecutive days, interest payments are due on the first day of each month. Interest payments under the Amended Opco revolving credit facility are due on the last day of the interest period for Eurodollar Rate-based advances for interest periods of one, two and three months, and additionally every three months after the first day of the interest period for Eurodollar Rate-based advances for interest periods of greater than three months.
The Amended Opco revolving credit facility requires Express Holding and its subsidiaries to maintain a fixed charge coverage ratio of at least 1.0:1.0 if excess availability plus eligible cash collateral is less than 10% of the borrowing base for 15 consecutive days. In addition, the Amended Opco revolving credit facility contains customary covenants and restrictions on Express Holding and its subsidiaries’ activities, including, but not limited to, limitations on the incurrence of additional indebtedness, liens, negative pledges, guarantees, investments, loans, asset sales, mergers, acquisitions, prepayment of other debt, distributions, dividends, the repurchase of capital stock, transactions with affiliates, the ability to change the nature of its business or its fiscal year, and permitted activities of Express Holding.
The Amended Opco revolving credit facility includes customary events of default that, include among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults, structural defaults under the loan documents and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Amended Opco revolving credit facility. Under certain circumstances, a default interest rate will apply on any overdue amount payable under the Amended Opco revolving credit facility during the existence of an event of default at a per annum rate equal to 2.00% above the applicable interest rate for any overdue principal and 2.0% above the rate applicable for base rate loans for any other overdue interest.

All obligations under the Amended Opco revolving credit facility are guaranteed by Express Holding and its domestic subsidiaries (that are not borrowers) and secured by a lien on, among other assets, substantially all working capital assets including cash, accounts receivable and inventory, of Express Holding and its domestic subsidiaries. As of May 24, 2019, there were no revolving borrowings outstanding under the Amended Opco revolving credit facility.
The description of the Opco revolving credit facility amendment in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Opco revolving credit facility amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
The information regarding the Loan Parties’ entry into the Opco revolving credit facility amendment provided under Item 1.01 above is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Exhibit
10.1
First Amendment to Second Amended and Restated $250,000,000 Asset-Based Loan Credit Agreement and First Amendment to Amended and Restated Security Agreement, dated as of May 24, 2019, among Express Holding, LLC, as Parent, Express, LLC, as Borrower, the subsidiary guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent, as Collateral Agent, as Issuing Bank and as Swingline Bank.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: May 30, 2019	By	/s/ Melinda R. McAfee
Melinda R. McAfee
Senior Vice President, General Counsel & Secretary